CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use of our report, dated July 8, 1996, in this quarterly report on Form 10-QSB for D.H. Marketing & Consulting, Inc.

                                    /s/ NIESSEN, DUNLAP & PRITCHARD, P.C.
                                    NIESSEN, DUNLAP & PRITCHARD, P.C.

Colmar, Pa.
July 30, 1996